                                                                      EXHIBIT 11

                        COMPUTER TASK GROUP, INCORPORATED

                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      QUARTER ENDED           TWO QUARTERS ENDED
                                                   JUNE 28,    JUNE 29,      JUNE 28,     JUNE 29,
                                                     2002        2001*        2002         2001*
                                                   --------    --------     --------     --------
Weighted-average number of shares
    outstanding during period                        16,557      16,418       16,545       16,401
Add Common Stock equivalents -
     incremental shares under stock option plans        472        --            455         --
                                                   --------    --------     --------     --------
Number of shares on which diluted
    earnings per share is based                      17,029      16,418       17,000       16,401
                                                   ========    ========     ========     ========
Net income (loss) for the period                   $    671    $ (1,357)    $(35,918)    $ (2,737)
                                                   ========    ========     ========     ========
Diluted income (loss) per share                    $   0.04    $  (0.08)    $  (2.11)    $  (0.17)

Basic income (loss) per share                      $   0.04    $  (0.08)    $  (2.17)    $  (0.17)



* As the Company had a net loss from continuing operations for the period presented, the number of incremental shares under the Company's stock option plans is considered to be zero as the inclusion of such shares would cause the diluted loss per share calculation to be anti-dilutive.


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